EXHIBIT 99.6

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED [_____________ [●], 2024] (THE “PROSPECTUS”), AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM BROADRIDGE CORPORATE ISSUER SOLUTIONS, LLC, THE SUBSCRIPTION AGENT, BY CALLING (888) 789-8409.

PULSE BIOSCIENCES, INC.

BENEFICIAL OWNER ELECTION FORM

I (We), the beneficial owner(s) of shares of common stock, par value $0.001 per share (the “Common Stock”), of Pulse Biosciences, Inc., a Delaware corporation (the “Company”), acknowledge receipt of your letter, the prospectus dated [___________ [●], 2024] (the “Prospectus”), and the other enclosed materials relating to the offering of Common Stock and warrants to purchase Common Stock issuable upon the exercise of subscription rights to purchase units (“Units,” and such rights, the “Subscription Rights”) as described in the Prospectus.

In this form, I (we) instruct you whether to exercise Subscription Rights to purchase Units distributed with respect to the Common Stock held by you for my (our) account, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related “Form of Instructions as to Use of Pulse Biosciences, Inc. Non-Transferable Subscription Rights Certificates.” Each Unit shall consist of one share of our Common Stock and two warrants, each being a warrant to purchase one-half of one share of our Common Stock at an exercise price per whole share that shall be equal to 110% of the per-Unit subscription price (provided, that, the aggregate number of shares of our common stock that shall be issuable upon the exercise of each set of warrants included in a given subscription for Units shall be rounded up to the nearest whole share). The Common Stock and warrants comprising the Units will separate upon the closing of the rights offering and will be issued separately, however, they may only be purchased as a Unit and the Units will not trade as a separate security. Each warrant will be exercisable immediately upon completion of the rights offering and will expire on the fifth anniversary of the completion of the rights offering. The respective warrants will be subject to redemption by the Company for $0.01 per underlying share of Common Stock, on not less than 30 days written notice, if the volume weighted average price of our Common Stock equals or exceeds (i) in respect of one such warrant, 150% of the exercise price for the warrants, subject to adjustment, per whole share, for twenty (20) consecutive trading days, and (ii) in respect of the other such warrant, 200% of the exercise price for the warrants, subject to adjustment, per whole share, for twenty (20) consecutive trading days, provided that, in each case, we may not redeem the warrants prior to the date that is three months after the issuance date.

I (We) hereby instruct you as follow:

(CHECK THE APPLICABLE BOXES AND PROVIDE ALL REQUIRED INFORMATION)

Box 1.	☐	Please DO NOT EXERCISE SUBSCRIPTION RIGHTS for Units.
If you check Box 1, please sign and date this form and mail it to your broker, custodian bank or your other nominee that holds your shares.

Box 2.	☐	Please EXERCISE SUBSCRIPTION RIGHTS for Units as set forth below.
If you check Box 2, please fill out the table shown below. Next, please check Box 3 and/or Box 4, as applicable, and fill out the information indicated under Box 3 and/or Box 4, as applicable. Please then sign and date this form and mail it to your broker, custodian bank or other nominee that holds your shares.
The number of Subscription Rights for which the undersigned gives instructions for exercise under the subscription privilege should not exceed the number of Subscription Rights that the undersigned is entitled to exercise.

	Number of Shares Owned			Initial Ratio			Number of Units Subscribed For		Per Unit Initial Subscription Price (the “Initial Price”)		Payment

Basic Subscription Right:		x	[		]	=		x	$10.00	=	$	(Line 1)

Over-Subscription Right:		x	[		]			x	$10.00	=	$	(Line 2)

Total Payment Required:										=	$	(Sum of Line 1 and Line 2)

Box 3.	☐	Payment in the following amount is enclosed: $__________.

Box 4.	☐	Please deduct payment of $__________ from the following account maintained by you:
The total of Box 3 and 4, together, must equal the sum of lines 1 and 2 from Box 2 above.

Type of Account: ________________________________ Account No.: ____________________

I (We) on my (our) behalf, or on behalf of any other person(s) on whose behalf, or under whose directions, I am (we are) signing this form:

●	irrevocably elect to purchase the number of Units indicated above upon the terms and conditions specified in the Prospectus;
●

Understands that, if the volume weighted average price of the Common Stock for the ten trading day period through and including [_______________, 2024] (the “Alternate Price”) is lower than the Initial Price, any excess subscription amounts paid by me (us) will be put towards the purchase of additional Units in the rights offering (either towards my (our) basic subscription right, if available, or towards the over-subscription right if I (we) have already exercised my (our) basic subscription right in full); and

●	agree that, if I (we) fail to pay for the Units I (we) have elected to purchase, the Company may exercise any remedies available to you under law.

Name of beneficial owner(s):

Signature of beneficial owner(s):

Date:

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation, or another acting in a fiduciary or representative capacity, please provide the following information:

Name:

Capacity:

Address (including Zip Code):

Telephone Number:

PLEASE MAKE SURE THAT YOU USE THE CORRECT ADDRESS. You may want to check this address with your broker.